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Exhibit 24.1

POWER OF ATTORNEY

        By signing below, each of the undersigned officers and/or directors of City National Corporation, a Delaware corporation, hereby constitutes and appoints Russell Goldsmith, Frank P. Pekny and Michael B. Cahill, and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement to which this Power of Attorney shall be filed as an exhibit and any and all amendments (including post-effective amendments) to such Registration Statement(s), and to file the same, with all exhibits thereto (including this Power of Attorney) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of March 19, 2003.

Name	Title
/s/ BRAM GOLDSMITH Bram Goldsmith	Chairman of the Board and Director
/s/ RUSSELL GOLDSMITH Russell Goldsmith	Vice Chairman and Chief Executive Officer and Director (Principal Executive Officer)
/s/ FRANK P. PEKNY Frank P. Pekny	Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ STEPHEN D. MCAVOY Stephen D. McAvoy	Controller (Principal Accounting Officer)
/s/ GEORGE H. BENTER, JR. George H. Benter, Jr.	President and Director
/s/ RICHARD L. BLOCH Richard L. Bloch	Director
/s/ STUART D. BUCHALTER Stuart D. Buchalter	Director
/s/ KENNETH L. COLEMAN Kenneth L. Coleman	Director
/s/ MICHAEL L. MEYER Michael L. Meyer	Director
/s/ RONALD L. OLSON Ronald L. Olson	Director
/s/ BOB TUTTLE Bob Tuttle	Director

/s/ ANDREA VAN DE KAMP Andrea Van de Kamp	Director
/s/ KENNETH ZIFFREN Kenneth Ziffren	Director

[PAGE 2 OF POWER OF ATTORNEY]

POWER OF ATTORNEY

        I, Peter Thomas, a director of City National Corporation, a Delaware corporation, hereby constitute and appoint Russell Goldsmith, Frank P. Pekny and Michael B. Cahill, and each of them severally, as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for me and in my name, place and stead, in any and all capacities, to sign the Registration Statement to which this Power of Attorney shall be filed as an exhibit and any and all amendments (including post-effective amendments) to such Registration Statement(s), and to file the same, with all exhibits thereto (including this Power of Attorney) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, the undersigned has hereunto signed his name as of April 3, 2003.

By:	/s/ PETER THOMAS
Name: Peter Thomas Title: Director, City National Corporation

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POWER OF ATTORNEY